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                                                                   Exhibit 23.01

                         INDEPENDENT AUDITOR'S CONSENT



The Board of Directors
Horace Mann Educators Corporation:

We consent to incorporation by reference in the registration statement on Form S-8 of Horace Mann Educators Corporation (the Company) of our report dated February 16, 1996, which report appears in the December 31, 1995 annual report on Form 10-K of the Company.

     Our report refers to the Company adopting the provisions of Financial Accounting Standards Board's Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities, in 1994.


                                    /s/  KPMG Peat Marwick LLP
                                    --------------------------

Chicago, Illinois
November 20, 1996